Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2015 Financial Results

TYSONS CORNER, Va., April 28, 2015 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended March 31, 2015 (the first quarter of its 2015 fiscal year).

First quarter 2015 revenues were $123.9 million versus $137.9 million for the first quarter of 2014, a 10% decrease. Product licenses and subscription services revenues for the first quarter of 2015 were $27.4 million versus $32.3 million for the first quarter of 2014, a 15% decrease. Product support revenues for the first quarter of 2015 were $69.3 million versus $71.5 million for the first quarter of 2014, a 3% decrease. Other services revenues for the first quarter of 2015 were $27.1 million versus $34.1 million for the first quarter of 2014, a 20% decrease. Foreign currency headwinds had a negative impact on revenues for the first quarter of 2015.

Operating expenses for the first quarter of 2015 were $74.1 million versus $113.2 million for the first quarter of 2014, a 35% decrease. In addition, during the first quarter of 2015, MicroStrategy capitalized $5.4 million in costs associated with further development of its MicroStrategy Analytics PlatformTM while no development costs were capitalized during the first quarter of 2014.

Income from operations for the first quarter of 2015 was $22.6 million, as compared to a loss from operations of $8.3 million for the first quarter of 2014. Net income for the first quarter of 2015 was $20.5 million, or $1.79 per share on a diluted basis, as compared to a net loss of $6.5 million, or $0.57 per share on a diluted basis, for the first quarter of 2014.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $26.3 million for the first quarter of 2015, as compared to a non-GAAP loss from operations of $6.7 million for the first quarter of 2014.

As of March 31, 2015, MicroStrategy had cash and cash equivalents and short-term investments of $391.8 million, as compared to $345.5 million as of December 31, 2014, an increase of $46.4 million. As of March 31, 2015, MicroStrategy had 9.3 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

The table at the end of this press release includes a reconciliation of income from operations to non-GAAP income from operations for the three months ended March 31, 2015 and 2014. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Conference Call

MicroStrategy will be discussing its first quarter 2015 financial results on a conference call today beginning at approximately 6:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 32219018. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until May 3, 2015 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 32219018. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy Held its 18th Annual World Conference, January 26-29, 2015, in Las Vegas

In January 2015, MicroStrategy held its 18th annual conference, MicroStrategy World 2015, at the Wynn and Encore Resort Las Vegas. The four-day event highlighted MicroStrategy’s powerful new software offerings, with CEO Michael Saylor detailing his vision for the future of analytics, mobility, and security. Saylor addressed how businesses in 2015 are wrestling with continued data growth, the move to mobile computing, and the increased threat of cyber attacks, and how MicroStrategy’s innovative technology offerings can help companies navigate these market shifts. Saylor also announced MicroStrategy’s latest product capabilities that can secure analytics implementations and significantly reduce the risk of fraud and cyber crime.

Featured keynote speakers included John Edgar, VP of Information Technology at the U.S. Postal Service (USPS), who discussed how the USPS is leveraging analytics and mobile technologies to drive greater efficiencies and improve customer satisfaction across their enterprise. Jill Young, CEO at NHS Golden Jubilee National Hospital, discussed Scotland’s Healthcare system and how its top priorities of quality, safety and innovation have significantly improved health outcomes. Tasked to lead innovation for NHS Scotland, Ms. Young shared her Board’s unique development of a quality framework that is using performance indicators and dashboards built on the MicroStrategy Analytics Platform and MicroStrategy Mobile™ to improve patient care. John Daly, Sr. Principal for Pharma Solutions at IMS Health, illustrated how IMS Health helps clients revolutionize and optimize their sales force and marketing effectiveness by leveraging MicroStrategy’s world-class technology platform. Cisco Skanson, Director of Technology at Target, outlined the ways Target is leveraging MicroStrategy to optimize the store experience and deliver the right product assortment, helping to ensure a Target store is the best possible destination for millions of shoppers across the U.S. Harpreet Geekee, CTO, Solutions at Cisco Systems Canada, discussed how enhanced security with MicroStrategy Usher™ can complement Cisco’s products and solutions.

MicroStrategy Unveiled Powerful New Platforms for Enterprise Analytics, Enterprise Mobility, and Enterprise Security

In January 2015, MicroStrategy announced the availability of MicroStrategy 9s™, bringing enterprise-grade cybersecurity to the world’s leading analytics platform through integration with MicroStrategy Usher, a powerful new security technology.

MicroStrategy 9s is a comprehensive, unified platform that is designed to ensure the security of the most valuable enterprise asset: information. MicroStrategy 9s was developed in response to the constant, persistent cyber threats that have made security a top concern for organizations around the world. Uniquely positioned at the nexus of analytics, security, and mobility, MicroStrategy 9s can enhance every MicroStrategy Analytics™ and MicroStrategy Mobile application with additional authentication security, enhanced user administration, and user authentication tracking. MicroStrategy 9s is available at no cost to MicroStrategy customers current on maintenance. To learn more about MicroStrategy 9s, visit: http://www.microstrategy.com/9s.

“In 2015, compromised security has emerged as one of the greatest threats on the planet, and industry leaders are demanding an all-encompassing solution that combines analytics, security, and mobility in a single integrated platform,” said Michael Saylor, CEO, MicroStrategy Incorporated. “MicroStrategy 9s fills this void by providing enterprise-grade security for web, cloud, and mobile analytics. By removing security concerns as an inhibitor, MicroStrategy 9s can allow our customers and partners to more confidently deploy applications that deliver powerful business value to the enterprise.”

MicroStrategy Usher Generally Available for First Time

In January 2015, MicroStrategy released MicroStrategy Usher, a powerful platform designed to provide security for business processes and systems across the enterprise. The product can replace traditional passwords with biometric mobile identity and multi-level authentication, and offers enhanced, streamlined security administration capabilities. MicroStrategy Usher features include digital badges issued via smartphone, geo-fenced environment access, time-fenced access restrictions, and Touch ID access on mobile.

MicroStrategy Usher is easy to set up, and can be deployed to thousands of users within minutes, enabling an enterprise to:

•	Secure physical entryways with digital keys that can access leading PACS systems, including Lenel, Honeywell, Datawatch, Paxton and S2 Security.

•	Provide a single Usher badge to enable users to log into enterprise, cloud, and SAML 2.0-based applications. Supported applications include Salesforce.com, Google Apps, MicroStrategy and Microsoft applications, among others.

•	Validate user identities in-person or over the phone with numeric Usher codes, Bluetooth peer discovery, and fractal-based sight codes.

•	Enable users to conveniently access workstations by low energy Bluetooth or by scanning a QR code, eliminating the need to enter a username and password.

•	Gain a near real-time, 360-degree view into identity activities to detect anomalies and abnormal usage patterns in order to enhance enterprise risk management, streamline business processes, and reduce fraud.

To get started with MicroStrategy Usher and set up Usher identities for your organization, visit: https://go.usher.com.

MicroStrategy Secure Cloud for Analytics, Mobile and Security Applications

In January 2015, MicroStrategy released the new MicroStrategy Secure Cloud platform for analytics, mobile and security applications. MicroStrategy Secure Cloud is architected to deliver best-of-breed MicroStrategy and Usher software via the cloud, with pre-configured, ready to go MicroStrategy servers, coupled with the required supporting infrastructure with metadata databases, relational databases, and big data storage. Our vision of MicroStrategy Secure Cloud is to provide a platform optimally configured to be scalable and elastic, ready to grow with an enterprise’s applications’ successes, and also built to scale to meet usage spikes from a user’s analytics and mobile apps.

With infrastructure and hardware taken care of, compliance and security handled, resizable capacity and flexible pricing in place, and availability on Amazon Web Services’ global infrastructure of over 1.4 million servers across 11 geographical regions, organizations can focus their attention on building applications to grow their business. With the MicroStrategy Secure Cloud, MicroStrategy analytics, mobile, and security applications can be ready to be deployed in minutes.

MicroStrategy a “Leader” in the Magic Quadrant Report for Business Intelligence and Analytics Platforms for the Eighth Year in a Row

In March 2015, MicroStrategy announced that it was positioned by Gartner, Inc. in the “Leaders” quadrant in the 2015 “Magic Quadrant for Business Intelligence and Analytics Platforms” report. This is the eighth year in a row that MicroStrategy has appeared in the Leaders quadrant. Gartner defines a business intelligence (BI) and analytics platform as a software platform that delivers 13 capabilities across three categories: enable, produce, and consume. A full copy of the Gartner report is available at: http://www.microstrategy.com/us/about-us/analyst-reviews/gartner-magic-quadrant.

According to Gartner, “It is very likely that 2015 will be a critical year in which democratizing access to analytics will continue to dominate market requirements and stress the need for governance. Next-generation data discovery capabilities that leverage advanced analytics, but hide its complexity to simplify business user data preparation and automate pattern exploration, are likely to be more important enablers.”

According to Paul Zolfaghari, President of MicroStrategy Incorporated: “MicroStrategy is an ideal, “one-stop” choice for organizations to build customized, sophisticated, scalable applications that create efficiencies and drive profitability, and that can also be deployed to their vendors, employees, and customers with personalization and security. We believe being named a Leader for the eighth year in a row proves we consistently deliver compelling world-class analytics and mobile capabilities that provide business value to thousands of organizations worldwide. The recognition that MicroStrategy continues to receive strengthens our resolve to lead the market through innovation, expand our arsenal of analytics capabilities, and deliver a best-in-class enterprise-ready analytics, mobility, and security software platform.”

MicroStrategy Certifies Its Analytics Platform with Apache Drill

In March 2015, MicroStrategy announced that Apache Drill was certified with the MicroStrategy Analytics Enterprise Platform™. With MicroStrategy Analytics Enterprise connected to Apache Drill, analysts can instantly explore Big Data in any format as it arrives on Hadoop. Furthermore, end users gain direct access to semi- and unstructured data, without the need to first approach IT for any schema creation and/or maintenance.

Apache Drill provides the flexibility to immediately query complex data in native formats, while offering the agility to derive timely insights from Big Data with minimal IT involvement. Because SQL queries can run directly on various file formats, live data can be explored as it is coming in, versus spending weeks preparing and managing schemas and setting up ETL tasks. Additionally, Apache Drill supports ANSI SQL so users can easily leverage their SQL skills and existing investments in business intelligence (BI) tools.

Apache Drill connects to MicroStrategy through a standard ODBC interface and supports ANSI SQL so the end user can leverage the full suite of SQL semantics for analyzing data. This enables end users to explore large-scale data sets on Hadoop with remarkable ease of use.

Hilton Worldwide Deploys MicroStrategy for Analytics

In March 2015, MicroStrategy announced that Hilton Worldwide Holdings Inc. deployed the MicroStrategy Analytics Platform to targeted business areas in support of Hilton’s enterprise data platform. Hilton Worldwide is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels.

Hilton is focused on delivering KPIs from across the organization to drive strategic decision-making. For targeted functional areas of the business, dedicated dashboards, reports, and analytics empower individual users to act on data-driven trends and outliers. Improved access to data helps ensure that the right information is in the right hands as Hilton expands its enterprise analytics audience. To learn how Hilton Worldwide relies on MicroStrategy, visit: https://www.youtube.com/watch?v=OdXRpb4ky1A.

Toronto Transit Commission Selects MicroStrategy to Drive Operational Improvements Across Toronto’s Public Transit System

In March 2015, MicroStrategy announced that the Toronto Transit Commission selected the MicroStrategy Analytics Platform as its enterprise analytics standard. The Toronto Transit Commission (TTC) is a public transportation agency that employs 13,000 personnel and operates the subway, streetcars, buses, and paratransit services in Toronto, Ontario, Canada.

Guided by a new and ambitious Corporate Plan, the TTC has embarked on a five-year journey to transform Toronto’s public transit system into one that makes the city proud. A new MicroStrategy customer, the TTC plans to use MicroStrategy as its data analytics tool to help evaluate daily service delivery across all aspects of its enterprise. With the MicroStrategy Analytics Platform, TTC’s goal is to develop operational improvement strategies, identify efficiencies, improve performance, and ultimately, deliver better service to its customers. MicroStrategy was chosen for its commitment to partnership, user-friendly toolset, comprehensive data analytics, and self-service discovery capabilities, along with offering a market-leading mobile BI component.

Leading Spanish Bank Banco Mare Nostrum Implements MicroStrategy to Drive Greater Analysis and Insight

In February 2015, MicroStrategy announced that Banco Mare Nostrum (BMN), with headquarters in Madrid, Spain, implemented MicroStrategy as its enterprise analytics standard to drive analysis and insight for its 4,700 employees. BMN, with 818 branch locations and three million customers, is a leading Spanish financial services organization resulting from the merger of CajaGranada, Cajamurcia, and Sa Nostra in 2010.

BMN is leveraging MicroStrategy to develop interactive dashboards that will be used by the bank’s steering committee, board of directors, and executive management for reporting, analysis, and distribution of high-value, actionable information. BMN is also in the process of deploying an operational dashboard for its 4,700 employees to analyze branch activity and react to trends and outlier data quickly using their iPad devices.

Examples of Customer Deals from Q1 2015

•	Blackbox BI Consultancy Sdn Bhd

With deep domain knowledge in the retail sector, Blackbox BI Consultancy was established in Malaysia to help retailers across the South East Asia region harness business analytics solutions to increase business performance and gain competitive advantage. MicroStrategy customer Blackbox BI Consultancy Sdn Bhd selected MicroStrategy Usher to secure its enterprise cyber assets and facilities with its customers. Blackbox BI Consultancy relies on the MicroStrategy Analytics Platform to offer cloud-based retail analytics solutions to its wide spectrum of clients that span across the fashion, home furnishing, consumer durable, groceries, convenience stores, food and beverage, and healthcare industries. Blackbox BI Consultancy will introduce MicroStrategy Usher to a segment of its customer base to create a new customer experience. It will replace traditional forms of enterprise identity with mobile identity badges securely delivered on smartphones, and will ultimately deploy Usher as its enterprise identity management solution integrated into its MicroStrategy Mobile application to a wider audience of SenHeng customers to create an exceptional customer experience.

•	Concentra Health Services

Concentra Health Services is a national health care company delivering a wide range of medical services to employers and patients, including urgent care, occupational medicine, physical therapy, primary care, and wellness programs. Based in Addison, Texas and operating in more than 500 medical centers in 40 states, Concentra Health Services has selected the MicroStrategy Analytics Platform to enhance its operations. With MicroStrategy, physicians and clinicians will have the ability to easily analyze and drill into operational data, perform self-service analytics, and quickly create ad-hoc reports on diagnostic testing, preventive screenings, physical exams, vaccinations, and medication dispensing patterns data in a secure environment. The insight obtained will help Concentra improve its patient services. Concentra chose MicroStrategy for its platform’s ease of use and interactivity, self-service analytics, drill anywhere capabilities, high performance and scalability.

•	Eagle Investment Systems

Eagle Investment Systems, a subsidiary of BNY Mellon with headquarters in Wellesley, MA, and MicroStrategy extended their strategic OEM partnership in March 2015. Eagle selected MicroStrategy for its comprehensive analytics platform, mobile leadership, scalability, ease of use, and low total cost of ownership. Eagle clients are able to leverage MicroStrategy for self-service reporting and business intelligence across their suite of data management, investment accounting and performance measurement applications.

•	Rack Room Shoes

Rack Room Shoes, headquartered in Charlotte, NC, is a family footwear retailer offering a wide selection of nationally recognized and private brands of great shoes for men, women, and children in comfort, dress, casual, and athletic categories. A new MicroStrategy customer, Rack Room Shoes has selected the MicroStrategy Analytics Platform to replace past legacy systems for merchandising, store operations, and executive-based reporting. With MicroStrategy, Rack Room Shoes and sister company, Off Broadway Shoe Warehouse, will provide employees at their headquarters and U.S. store locations with business-centric applications to explore data across their supply chain, finance, merchandising, and marketing departments. The upgrade is an efficient solution for shared insights regarding operational performance for key executives of Rack Room Shoes and Off Broadway Shoe Warehouse. Rack Room Shoes selected MicroStrategy for its ease of use, fast time to market, lower total cost of ownership, and proven retail leadership.

•	Wirecard

Wirecard AG is one of the world’s leading independent providers of outsourcing and white label solutions for electronic payment transactions. The Wirecard Group supports companies in accepting electronic payments from all sales channels. A global multi-channel platform bundles international payment acceptances and methods, supplemented by fraud prevention solutions. When companies choose to issue their own payment instruments in the form of cards or mobile payment solutions, Wirecard provides them with an end-to-end infrastructure, including the requisite licenses for card and account products. Wirecard AG is listed on the Frankfurt Securities Exchange (TecDAX, ISIN DE0007472060, WDI). A new MicroStrategy customer, Wirecard will entrust the MicroStrategy platform to set up management reports, dashboards and sophisticated analysis of payment transactions for its employees, visible via web and mobile solutions. Wirecard customers will benefit from MicroStrategy through integration within the corporate portals, providing secure visual insights into their own data with improved performance. Wirecard chose MicroStrategy for its ease-of-use, and its capabilities to identify efficiencies, improve customer service, and help grow the business.

•	XING

XING, with headquarters in Hamburg, Germany, is the leading social network for business professionals in German-speaking countries with more than 8 million members in the DACH region. Its paid memberships (subscriptions) make up its core business to date, and allow XING to tap into new markets while retaining high levels of profitability. The MicroStrategy Analytics Platform is used as XING’s enterprise analytics standard across the organization, providing decision makers with critical executive reports, business dashboards, and easy-to-understand statistical and data mining insight. With the recent purchase of additional MicroStrategy licenses, XING will be able to support its fast growing business units in the field of E-Recruiting and Events and seize upcoming business opportunities. MicroStrategy was chosen for its platform’s ease-of-use, superior data visualization capabilities, and ability to help grow the business.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash share-based compensation expense that MicroStrategy believes is not reflective of its general business performance and significant restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility, and security platforms that are flexible, powerful, scalable, and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy Analytics Platform, MicroStrategy Mobile, MicroStrategy Cloud, MicroStrategy Usher, MicroStrategy 9s, MicroStrategy Analytics, and MicroStrategy Analytics Enterprise Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; the impact of the restructuring activities under the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues
Product licenses	$20,757	$27,856
Subscription services	6,665	4,441

Total product licenses and subscription services	27,422	32,297
Product support	69,305	71,481
Other services	27,144	34,126

Total revenues	123,871	137,904

Cost of revenues
Product licenses	1,309	1,828
Subscription services	3,379	4,407

Total product licenses and subscription services	4,688	6,235
Product support	3,336	3,543
Other services	19,074	23,231

Total cost of revenues	27,098	33,009

Gross profit	96,773	104,895

Operating expenses
Sales and marketing	36,520	58,877
Research and development	15,398	28,062
General and administrative	22,125	26,303
Restructuring costs	85	—

Total operating expenses	74,128	113,242

Income (loss) from operations	22,645	(8,347)
Interest income, net	2	48
Other income (expense), net	4,750	(1,118)

Income (loss) before income taxes	27,397	(9,417)
Provision for (benefit from) income taxes	6,937	(2,935)

Net income (loss)	$20,460	$(6,482)

Basic earnings (loss) per share (1):	$1.81	$(0.57)

Weighted average shares outstanding used in computing basic earnings (loss) per share	11,321	11,301

Diluted earnings (loss) per share (1):	$1.79	$(0.57)

Weighted average shares outstanding used in computing diluted earnings (loss) per share	11,455	11,301

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2015	December 31, 2014*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$165,094	$146,919
Restricted cash	716	661
Short-term investments	226,729	198,547
Accounts receivable, net	58,436	78,633
Prepaid expenses and other current assets	17,856	17,669
Deferred tax assets, net	14,598	19,936

Total current assets	483,429	462,365

Property and equipment, net	75,732	77,852
Capitalized software development costs, net	17,691	13,469
Deposits and other assets	3,551	3,951
Deferred tax assets, net	1,462	1,160

Total Assets	$581,865	$558,797

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$28,412	$35,458
Accrued compensation and employee benefits	36,122	50,588
Accrued restructuring costs	879	2,284
Deferred revenue and advance payments	131,468	108,413
Deferred tax liabilities	457	557

Total current liabilities	197,338	197,300

Deferred revenue and advance payments	11,366	10,818
Other long-term liabilities	21,614	22,679
Deferred tax liabilities	3,228	3,529

Total Liabilities	233,546	234,326

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,696 shares issued and 9,291 shares outstanding, and 15,660 shares issued and 9,255 shares outstanding, respectively	16	16
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,055 shares issued and outstanding, respectively	2	2
Additional paid-in capital	512,259	506,727
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(6,507)	(4,363)
Retained earnings	317,733	297,273

Total Stockholders’ Equity	348,319	324,471

Total Liabilities and Stockholders’ Equity	$581,865	$558,797

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Operating activities:
Net income (loss)	$20,460	$(6,482)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,103	6,702
Bad debt expense	364	1,687
Unrealized net (gain) loss on foreign currency forward contracts	(949)	40
Non-cash portion of adjustments to accrued restructuring costs	(98)	—
Deferred taxes	4,788	(4,424)
Release of liabilities for unrecognized tax benefits	(61)	—
Share-based compensation expense	3,597	1,598
Excess tax benefits from share-based compensation arrangements	(468)	—
Changes in operating assets and liabilities:
Accounts receivable	16,164	16,563
Prepaid expenses and other current assets	377	106
Deposits and other assets	190	387
Accounts payable and accrued expenses	(6,161)	(1,879)
Accrued compensation and employee benefits	(12,951)	(27,260)
Accrued restructuring costs	(1,120)	—
Deferred revenue and advance payments	27,620	24,582
Other long-term liabilities	(1,009)	(840)

Net cash provided by operating activities	55,846	10,780

Investing activities:
Proceeds from redemption of short-term investments	90,000	83,200
Purchases of property and equipment	(1,535)	(1,676)
Purchases of short-term investments	(118,155)	(97,047)
Capitalized software development costs	(5,354)	—
Increase in restricted cash	(80)	(538)

Net cash used in investing activities	(35,124)	(16,061)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,467	—
Excess tax benefits from share-based compensation arrangements	468	—
Payments on capital lease obligations and other financing arrangements	(164)	(256)

Net cash provided by (used in) financing activities	1,771	(256)

Effect of foreign exchange rate changes on cash and cash equivalents	(4,318)	117

Net increase (decrease) in cash and cash equivalents	18,175	(5,420)
Cash and cash equivalents, beginning of period	146,919	220,171

Cash and cash equivalents, end of period	$165,094	$214,751

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$20,757	$27,856
Subscription services	6,665	4,441

Total product licenses and subscription services	27,422	32,297

Product support	69,305	71,481
Other services:
Consulting	24,704	30,388
Education	2,440	3,738

Total other services	27,144	34,126

Total revenues	123,871	137,904

Cost of revenues
Product licenses and subscription services:
Product licenses	1,309	1,828
Subscription services	3,379	4,407

Total product licenses and subscription services	4,688	6,235

Product support	3,336	3,543
Other services:
Consulting	18,147	21,723
Education	927	1,508

Total other services	19,074	23,231

Total cost of revenues	27,098	33,009

Gross profit	$96,773	$104,895

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	March 31, 2015	December 31, 2014*	March 31, 2014
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$12,946	$10,927	$14,315
Deferred subscription services revenue	15,300	16,018	12,515
Deferred product support revenue	162,875	168,833	167,261
Deferred other services revenue	7,966	10,564	13,129

Gross current deferred revenue and advance payments	199,087	206,342	207,220
Less: unpaid deferred revenue	(67,619)	(97,929)	(69,015)

Net current deferred revenue and advance payments	$131,468	$108,413	$138,205

Non-current:
Deferred product licenses revenue	$6,863	$8,012	$3,965
Deferred subscription services revenue	735	750	975
Deferred product support revenue	6,865	7,505	6,405
Deferred other services revenue	2,124	1,047	1,069

Gross non-current deferred revenue and advance payments	16,587	17,314	12,414
Less: unpaid deferred revenue	(5,221)	(6,496)	(3,345)

Net non-current deferred revenue and advance payments	$11,366	$10,818	$9,069

Total current and non-current:
Deferred product licenses revenue	$19,809	$18,939	$18,280
Deferred subscription services revenue	16,035	16,768	13,490
Deferred product support revenue	169,740	176,338	173,666
Deferred other services revenue	10,090	11,611	14,198

Gross current and non-current deferred revenue and advance payments	215,674	223,656	219,634
Less: unpaid deferred revenue	(72,840)	(104,425)	(72,360)

Net current and non-current deferred revenue and advance payments	$142,834	$119,231	$147,274

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

Reconciliation of non-GAAP income (loss) from operations:
Income (loss) from operations	$22,645	$(8,347)
Share-based compensation expense	3,597	1,598
Restructuring costs	85	—

Non-GAAP income (loss) from operations	$26,327	$(6,749)

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Subscription services	47	59	61	57	43
Product support	149	142	144	138	138
Consulting	653	683	676	600	554
Education	40	43	35	24	19
Sales and marketing	861	920	827	662	577
Research and development	992	1,101	965	645	580
General and administrative	479	463	417	344	321

Total headcount	3,221	3,411	3,125	2,470	2,232